UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2013

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Five Star Quality Care, Inc. and its consolidated subsidiaries, unless otherwise noted.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR JEFFERIES CREDIT FACILITY (AS DEFINED HEREIN). HOWEVER, THE AMOUNT OF AVAILABLE BORROWINGS UNDER OUR JEFFERIES CREDIT FACILITY IS SUBJECT TO OUR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF OUR ACCOUNTS RECEIVABLE SECURING OUR JEFFERIES CREDIT FACILITY. ACCORDINGLY, THE AVAILABILITY OF BORROWINGS UNDER OUR JEFFERIES CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $35.0 MILLION. ADDITIONALLY, CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR JEFFERIES CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS.

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES THE INTEREST TO BE PAID ON BORROWINGS UNDER OUR JEFFERIES CREDIT FACILITY. HOWEVER, ACTUAL COSTS UNDER OUR JEFFERIES CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR JEFFERIES CREDIT FACILITY.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01.  Entry into a Material Definitive Agreement.

On March 15, 2013, we entered into an amendment to our $35.0 million revolving secured line of credit with Jefferies Finance LLC, or our Jefferies Credit Facility.

As a result of this amendment, the stated maturity date of our Jefferies Credit Facility was extended from March 18, 2013 to March 18, 2016, at which point all amounts outstanding under our Jefferies Credit Facility are due. In addition, the interest rate paid on borrowings under our Jefferies Credit Facility was reduced from LIBOR (with a floor of 200 basis points) plus 400 basis points to LIBOR (with no floor) plus 250 basis points.

We are the borrower under our Jefferies Credit Facility and certain of our subsidiaries guarantee our obligations under our Jefferies Credit Facility, which is secured by our and our guarantor subsidiaries’ accounts receivable and related collateral. Funds available under our Jefferies Credit Facility may be drawn, repaid and redrawn until maturity and no principal payment is due until maturity. Our Jefferies Credit Facility contains covenants requiring us to maintain certain financial ratios, places limits on our ability to incur or assume debt or create liens with respect to certain of our properties and has other customary provisions, and also provides for acceleration of payment of all amounts due thereunder upon the occurrence and continuation of certain events of default, including a change of control of us and the termination of our business management and shared services agreement with Reit Management & Research LLC.

The foregoing description of our Jefferies Credit Facility and the amendment to our Jefferies Credit Facility is not complete and is subject to and qualified in its entirety by reference to the Credit and Security Agreement filed with the SEC on March 24, 2010 as Exhibit 10.1 to our Current Report on Form 8-K, the Amendment and Consent under Credit and Security Agreement filed with the SEC on April 16, 2012 as Exhibit 10.2 to our Current Report on Form 8-K and the Amendment No. 2 to the Credit and Security Agreement, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of our Jefferies Credit Facility and the amendment to our Jefferies Credit Facility under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Amendment No. 2 to the Credit and Security Agreement, dated as March 15, 2013, among Five Star Quality Care, Inc., the Guarantors named therein, and Jefferies Finance LLC.

99.1	Press Release dated March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

	By:	/s/ Paul V. Hoagland
	Name:	Paul V. Hoagland
	Title:	Treasurer and Chief Financial Officer

Dated: March 18, 2013